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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of report (Date of earliest event reported): December 31, 2008


                                PVF Capital Corp.
                -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Ohio                          0-24948                  34-1659805
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(State or Other Jurisdiction    Commission File Number       (I.R.S. Employer
    of Incorporation)                                        Identification No.)

                      30000 Aurora Road, Solon, Ohio 44139
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               (Address of Principal Executive Offices) (Zip Code)


       Registrant's Telephone Number, Including Area Code: (440) 248-7171
                                                           --------------


                                 Not Applicable
          ------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

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ITEM 8.01       OTHER EVENTS
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         PVF Capital Corp. (the "Company")has elected to defer the payment of dividends on $10.0 million of variable-rate Subordinated Deferrable Interest Debentures due June 29, 2034 and $10,000,000 of fixed-rate Subordinated Deferrable Interest Debentures due July 6, 2036 (the "Debentures"). The Company issued the Debentures to two special purpose entities, PVF Capital Trust I and PVF Capital Trust II (the "Trusts"), in exchange for the proceeds of the offering by the Trusts of trust preferred securities. Pursuant to the terms of the Debentures, interest on the Debentures may be deferred at any time or from time to time for a period not exceeding 20 consecutive quarterly payments (five years), provided there is no event of default. While the Company will defer the payment of interest on the Debentures, it will continue to accrue expense for interest owed on the Debentures at a compounded rate. Under the terms of the Debentures, if the Company has elected to defer the payment of interest on the Debentures, the Company generally may not declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock. Accordingly, the Company will discontinue the payment of cash dividends on its common stock.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PVF CAPITAL CORP.


Dated:  December 31, 2008               By: /s/ John R. Male
                                            ------------------------------------
                                            John R. Male
                                            Chairman and Chief Executive Officer